Exhibit 99.1

CONYERS PARK III ACQUISITION CORP.

BALANCE SHEET

August 12, 2021

	August 12, 2021	Pro Forma Adjustments (unaudited)	As Adjusted (unaudited)
Assets
Current Assets:
Cash	$2,358,220	$—	$2,358,220
Prepaid expenses	695,000	—	695,000
Total current assets	3,053,220	—	3,053,220
Cash held in trust account	350,000,000	7,000,000	357,000,000
Total assets	$353,053,220	$7,000,000	$360,053,220

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$695,000	$—	$695,000
Accounts payable - related party	10,000	—	10,000
Total current liabilities	705,000	—	705,000
Warrant liability	9,800,000	137,200	9,937,200
Deferred underwriting compensation	12,250,000	245,000	12,495,000
Total liabilities	22,755,000	382,200	23,137,200
Commitments and contingencies
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 32,529,821 and 33,191,601 shares subject to possible redemption at $10.00 redemption value, respectively	325,298,210	6,617,800	331,916,010

Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 2,470,179 and 2,508,399 shares issued and outstanding, respectively (excluding 32,529,821 and 33,191,601 shares subject to possible redemption, respectively)	247	4	251
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 10,062,500 shares issued and outstanding(1)	1,006	—	1,006
Additional paid-in capital	5,028,908	(108)	5,028,800
Accumulated deficit	(30,151)	104	(30,047)
Total stockholders’ equity	5,000,010	—	5,000,010
Total liabilities and stockholders’ equity	$353,053,220	$7,000,000	$360,053,220

(1)	This number includes an aggregate of up to 1,312,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.